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                                                                     EXHIBIT 8.1

                      GRUPO IUSACELL CELULAR, S.A. DE C.V.
                              LIST OF SUBSIDIARIES

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                                                                   % direct and
                                       % direct and indirect     indirect voting         Jurisdiction of
             Subsidiary                  economic interest           interest             Incorporation
             ----------                  -----------------           --------             -------------
SOS Telecomunicaciones, S.A. de C.V.             100%                  100%                  Mexico
Comunicaciones Celulares de                      100%                  100%                  Mexico
Occidente, S.A. de C.V.
Sistemas Telefonicos Portatiles                  100%                  100%                  Mexico
Celulares, S.A. de C.V.
Telecomunicaciones del Golfo, S.A.               100%                  100%                  Mexico
de C.V.
Iusacell, S.A. de C.V.                           100%                  100%                  Mexico
Sistecel, S.A. de C.V.                           100%                  100%                  Mexico
Iusatel, S.A. de C.V.                           94.9%                  49%                   Mexico
Iusatel USA Inc.                                94.9%                  49%                   U.S.
Iusatelecomunicaciones, S.A. de C.V.            94.9%                  49%                   Mexico
Punto a Punto Iusacell, S.A. de C.V.            94.9%                  49%                   Mexico
Infotelecom, S.A. de C.V.                         49%                   49%                  Mexico
Inmobiliaria Montes Urales 460, S.A.             100%                  100%                  Mexico
de C.V.
Iusanet, S.A. de C.V.                            100%                  100%                  Mexico
In Flight Phone de Mexico, S.A. de               100%                  100%                  Mexico
C.V.
Editorial Celular, S.A. de C.V.                   40%                   40%                  Mexico
Promotora Celular, S.A. de C.V.                  100%                  100%                  Mexico
Grupo Portatel, S.A. de C.V.                     100%                  100%                  Mexico
Portatel del Sureste, S.A. de C.V.               100%                  100%                  Mexico
Portatel Corporativa, S.A. de C.V.               100%                  100%                  Mexico
Portatel Bienes Raices, S.A. de C.V.              100%                  100%                 Mexico
Portatel Comercializadora, S.A. de               100%                  100%                  Mexico
C.V.
Portatel Servicios, S.A. de C.V.                 100%                  100%                  Mexico
Mexican Cellular Investment, Inc.                100%                  100%                  U.S.
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